As filed with the Securities and Exchange Commission on June 9, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

BANCPLUS CORPORATION
(Exact name of registrant as specified in charter)

Mississippi	333-236022	64-0655312
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS 39157
(Address of principal executive offices / Zip Code)
_____________________

BancPlus Corporation
Employee Stock Ownership Plan
(With Code Section 401(k) Provisions)
(Full title of the Plan)

M. Ann Southerland
Chief Financial Officer
1068 Highland Colony Parkway
Ridgeland, MS 39157
(601) 898-8300
(Name, address and telephone number, including area code, of agent for service)
_____________________
Copy to:
Robert D. Klingler
Bryan Cave Leighton Paisner LLP
1201 West Peachtree Street, NW
Atlanta, GA 30309
(404) 572-6810
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	2,000,000 shares	$23.79 (3)	$47,580,000 (3)	$6,176 (4)
Plan Interest	(5)	—	—	(6)

(1) This Registration Statement covers 2,000,000 shares of common stock, par value $1.00 per share (“Common      Stock”), of BancPlus Corporation (“BancPlus” or the “Registrant”), that are available for issuance under the BancPlus Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions) (the “Plan”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement also includes an indeterminate number of shares of Common Stock that may be offered and sold as a result of future stock splits, stock dividends or similar transactions under the Plan.

(3) Pursuant to Rule 457(h) under the Securities Act, the maximum offering price, per share and in the aggregate, was calculated upon the basis of the book value of the Common Stock as of March 31, 2020, the latest practicable date prior to the filing of this Registration Statement.

(4) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

(5) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(6) Pursuant to Rule 457(h)(3) under the Securities Act, no registration fee is required to be paid.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to the instructions to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 14(e) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 17, 2020;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Commission on May 11, 2020; and

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 19, 2020, March 19, 2020, April 6, 2020, April 8, 2020, May 5, 2020, and June 5, 2020.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the Commission. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

General

BancPlus is a Mississippi business corporation governed by the Mississippi Business Corporation Act (“MBCA”) and a bank holding corporation under the Bank Holding Company Act of 1956. The authorized capital stock of BancPlus consists of 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value per share (“BancPlus preferred stock”).

Common Stock

The securities registered hereby are shares of common stock, par value $1.00 per share, to be issued under the BancPlus Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions), effective January 1, 2012 (the “Plan”).

Authorized. The BancPlus articles authorize the issuance of up to 40,000,000 shares of common stock, par value $1.00 per share. As of June 5, 2020, there were 10,109,012 outstanding shares of BancPlus common stock. This registration statement is filed to register 2,000,000 shares of common stock issuable under the Plan.

Voting Rights; Cumulative Voting. Pursuant to the MBCA and the BancPlus bylaws, each outstanding share of BancPlus common stock is entitled to one vote on each matter submitted to a vote. Holders of BancPlus common stock do not have cumulative voting rights. At any meeting of the shareholders, the holders of a majority of the outstanding voting stock of BancPlus, present in person or by proxy, shall constitute a quorum for all purposes. All actions to be taken by BancPlus shareholders are approved if the votes cast favoring the action exceed the votes cast opposing the action, except as otherwise provided for in the BancPlus articles and BancPlus bylaws or as required by applicable law.

Dividends. Subject to certain regulatory restrictions discussed in this proxy statement/prospectus and to the rights of holders of any preferred stock that BancPlus may issue, all shares of BancPlus common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by the BancPlus board. BancPlus is totally dependent on dividends from its wholly owned subsidiary, BankPlus, to fund its dividends. The FDIC may stop a bank and the Federal Reserve may stop a bank holding company from making dividend payments pursuant to Section 8 of the FDIA with the imposition of a Cease and Desist Order for unsafe or unsound banking practices or violation of a law, rule, or regulation. Although BancPlus, as a bank holding company, is not subject to additional dividend restrictions placed on state non-member banks, BancPlus’ ability to pay dividends depends entirely upon dividends paid to it by BancPlus’ subsidiary bank, which are subject to those restrictions. In addition, under Federal Reserve policy, BancPlus is directed to consult with the Federal Reserve prior to declaring a dividend that could raise supervisory concerns about the safe and sound operation of BancPlus or BankPlus, where the dividend is not supported by earnings for that period, or where BancPlus plans a material increase in its dividends. The MBCA prohibits a Mississippi corporation from making any distribution to its shareholders, including the payment of cash dividends, which would render the corporation unable to pay its debts as they become due in the usual course of business. Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. In addition, under Section 81-5-75 of the Mississippi Code, a Mississippi banking corporation may pay dividends only with the consent of the Commissioner of the MDBCF.

Preemptive Rights; Liquidation. BancPlus common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of BancPlus common stock. In the event of liquidation, holders of BancPlus common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of BancPlus preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to BancPlus common stock.

Other. Holders of BancPlus common stock have no conversion rights or other subscription rights.

Preferred Stock

The BancPlus articles authorize the issuance of up to 10,000,000 shares of BancPlus preferred stock in one or more classes or series with terms as determined by the BancPlus board from time to time as necessary without further action by the holders of BancPlus common stock. There are no shares of BancPlus preferred stock currently outstanding. The BancPlus board has the power to issue the BancPlus preferred stock and establish for each class or series the number of shares constituting that class or series, the dividend rate on that class or series, the voting rights in addition to the voting rights provided by law for such class or series, and any conversion privileges. In addition, the BancPlus board can determine whether such shares are redeemable, whether a sinking fund for redemption shall be established and the rights of the class or series in the event of liquidation or dissolution of BancPlus.

Anti-Takeover Effect of Governing Documents and Applicable Law

Certain provisions of the BancPlus articles, the BancPlus bylaws, the MBCA and banking laws applicable to BancPlus may be deemed to have antitakeover effects and could make it more difficult to acquire BancPlus by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the BancPlus board may consider inadequate. These provisions are also expected to encourage persons seeking to acquire control of BancPlus to first negotiate with the BancPlus board. BancPlus believes that the benefits of increased protection it may receive from the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of the terms of such proposals.

Classified Board of Directors

The BancPlus articles provide that the BancPlus board is divided into three classes—Class I, Class II and Class III. The Class II directors have terms expiring at the 2021 annual meeting of shareholders, the Class III directors have terms expiring at the 2022 annual meeting of shareholders and, the Class I directors have terms expiring at the 2023 annual meeting of shareholders, and in each case, the directors serve until their successors are duly elected and qualify. The BancPlus bylaws provide that at any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the BancPlus shareholders present and entitled to vote in the election, whether in person or by proxy. It would take at least two elections of directors for any individual or group to gain control of the BancPlus board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to gain control of BancPlus.

Removal of Directors

The BancPlus articles provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. At a meeting of the BancPlus board, any individual director may be suspended from office for failure to qualify by vote of a simple majority of the BancPlus board. Failure to qualify under the BancPlus bylaws means (1) a determination by the BancPlus board that a director has committed certain legal violations, has engaged in unsafe or unsound practices or has breached his fiduciary duties and as a result, the corporation has suffered or will probably suffer damage, or the director has received financial gain and his actions involved personal dishonesty or demonstrated disregard for the wellbeing of the corporation; (2) the filing of charges against a director alleging the commission of or participation in a crime involving dishonesty or breach of trust punishable by a year or more in prison; or (3) certain unexcused absences from BancPlus board meetings.

Amending Certain Provisions of the BancPlus Articles

The BancPlus articles provide that the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of BancPlus entitled to vote generally in the election of directors is required to amend certain provisions of the BancPlus articles, including provisions relating to the number, term, election and removal of the directors, the filling of vacancies on the BancPlus board, the calling of special meetings of BancPlus shareholders, limitations on certain personal liabilities of directors, director and officer indemnification and the amendment, adoption, alternation or repeal of the BancPlus bylaws or BancPlus articles.

Amending the BancPlus Bylaws

The BancPlus articles provide that the BancPlus bylaws may be amended, adopted, altered, or repealed by the BancPlus board or may be amended or repealed by the affirmative vote of holders of at least two-thirds of the outstanding shares of capital stock of BancPlus entitled to vote generally in the election of directors present in person or by proxy and entitled to vote at any meeting of the BancPlus shareholders if notice of such proposed adoption, amendment, alteration or repeal is contained in the notice of the meeting.

Size of Board and Vacancies

The BancPlus bylaws provide that any vacancies created on the BancPlus board, resulting from any increase in the number of directors or the death, resignation, retirement, disqualification, removal from office or other cause, may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. In the case of a vacancy caused by an increase in the number of directors of any class, any director so elected to that class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term as that of his or her predecessor. The BancPlus bylaws provide that the number of directors on the BancPlus board will be set exclusively by a resolution adopted by a majority vote of the entire BancPlus board.

Special Shareholder Meetings

The BancPlus articles provide that only the chairman of the BancPlus board, the chief executive officer or a majority of the BancPlus board may call special meetings of the BancPlus shareholders. BancPlus shareholders are not able to call special shareholder meetings.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The BancPlus bylaws provide advance notice procedures for BancPlus shareholders seeking to bring business before the annual meeting of shareholders or to nominate candidates for election as directors at the annual meeting of shareholders. The BancPlus bylaws also specify certain requirements regarding the form and content of a BancPlus shareholder’s notice. These provisions might preclude the BancPlus shareholders from bringing matters before the annual meeting of shareholders or from making nominations for directors at the annual meeting of shareholders if the proper procedures are not followed.

No Cumulative Voting

The MBCA requires cumulative voting in the election of directors for corporations incorporated before July 1, 2002, which includes BancPlus, unless a corporation’s articles of incorporation expressly provides otherwise. The BancPlus articles explicitly prohibit cumulative voting rights in the election of directors.

Undesignated Preferred Stock

The authority of the BancPlus board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of BancPlus through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The BancPlus board is able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of BancPlus common stock.

Approval of Merger

The MBCA states that in the absence of a greater requirement in the articles of incorporation or pursuant to the board’s approval of a merger or share exchange, a merger, share exchange, or disposition of substantially all of a corporation’s property must be approved by the shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the transaction exists. If more votes are cast in favor of the transaction than against it by the voting group or each separate voting group, as the case may be, entitled to vote on the transaction, the transaction will be approved. Neither the BancPlus articles nor the approval of the BancPlus board provide for a greater voting standard on this transaction.

Notice and Approval Requirements

Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

As permitted under the MBCA, the BancPlus articles provide that no director of BancPlus shall be personally liable to BancPlus or the BancPlus shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on BancPlus or the BancPlus shareholders; (iii) a violation of Section 79-4-8.33 of MBCA; or (iv) an intentional violation of criminal law.

The BancPlus articles and BancPlus bylaws include provisions that require BancPlus to indemnify, to the fullest extent allowable under the MBCA, the directors and officers. The BancPlus articles and the BancPlus bylaws also provide that BancPlus must pay the expenses incurred by the indemnified person in defending or otherwise participating in any proceeding in advance of its final disposition, subject to the receipt of an undertaking from the indemnified party that such party will repay such amount if it is ultimately determined that such party is not entitled to be indemnified by us. The BancPlus articles expressly authorize BancPlus to carry insurance to protect the directors and officers against liability asserted against them or incurred by them in any such capacity.

The limitation of liability and indemnification provisions in the BancPlus articles and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the directors and officers, even though such an action, if successful, might otherwise benefit BancPlus and its shareholders. However, these provisions do not limit or eliminate BancPlus’ rights, or those of any BancPlus shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, investments in BancPlus may be adversely affected to the extent that, in a class action or direct suit, BancPlus pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exclusive Forum

The BancPlus bylaws provide that unless BancPlus otherwise consents in writing to the selection of an alternative forum, the Chancery Court of Madison County, Mississippi will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of BancPlus, any action asserting a claim of breach of a fiduciary duty owed to BancPlus or its shareholders, by any of its directors, officers or other employees, any action asserting a claim arising pursuant to any provision of the MBCA, or any action asserting a claim governed by the internal affairs doctrine. The BancPlus bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of BancPlus shall be deemed to have notice of and consented to the provisions of this section of the BancPlus bylaws.

BancPlus’ forum selection provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and BancPlus shareholders cannot waive BancPlus’ compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

The authorized but unissued shares of BancPlus common stock and BancPlus preferred stock are available for future issuance without shareholder approval unless otherwise required by applicable law, including any stock exchange requirement. BancPlus may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of BancPlus common stock and BancPlus preferred stock could render more difficult or discourage an attempt to obtain control of BancPlus by means of a proxy contest, tender offer, merger or otherwise.

No Trading Market for Common Stock

BancPlus common stock is not actively traded or listed for trading on any securities exchange and an active market may not develop or be sustained after this offering. BancPlus common stock has not been traded on an established public trading market, and quotations for BancPlus common stock were not reported on any market. As a result, there has been no established public trading market for BancPlus common stock. Although the shares may have been sporadically traded in private transactions, the prices at which such transactions occurred may not necessarily reflect the price that would be paid for BancPlus common stock in an active market. As of June 5, 2020, there were approximately 937 holders of record of BancPlus common stock.

Transfer Agent and Registrar

The transfer agent and registrar for BancPlus common stock is Computershare. Its address is P.O. Box 505000, Louisville, KY, 40233-5000. Its telephone number is (877) 632-0916.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Mississippi Business Corporation Act

The Mississippi Business Corporation Act (“MBCA”) empowers a Mississippi corporation such as BancPlus Corporation (“BancPlus”) to indemnify an individual who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind because he is a director of the corporation, or because he served at the corporation’s request as a director, officer, manager, trustee, partner, employee or agent of another entity or employee benefit plan, against a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan)or reasonable expenses incurred in the proceeding, if:

• he conducted himself in good faith;

• he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation (with respect to an employee benefit plan, this means the director’s conduct was reasonably believed to be in the best interests of the plan’s participants and beneficiaries); and

• in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54 of the MBCA, a corporation may not indemnify a director in connection with:

• a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA described above; or

• any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

A corporation may not indemnify a director as described above unless authorized by:
• the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

• special legal counsel selected in accordance with the MBCA; or

• the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

In addition, a director may apply for indemnification and/or an advance of expenses to the court conducting the proceeding to which the director is a party in accordance with Section 79-4-8.54 of the MBCA.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct under the MBCA described above or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director and, if the officer is not a director or is a party to the proceeding solely on the basis of his acts or omissions as an officer, to such further extent as provided in the corporation’s articles of incorporation or bylaws or a resolution of the corporation’s board of directors or by contract. Notwithstanding the foregoing, an officer may not be indemnified for conduct for which a director may not be indemnified as provided above or for an intentional violation of law or infliction of harm on the corporation or its shareholders.

BancPlus Bylaws

The Bylaws of BancPlus, as amended (the “BancPlus bylaws”), contain indemnification provisions that require BancPlus to indemnify any director or officer made party to any proceeding if such director or officer met the requisite standard of conduct set forth in the bylaws and such indemnification is not otherwise prohibited by Mississippi or federal law. The required standard of conduct under the bylaws is the same as that under the MBCA. Under the bylaws, the determination whether a director or officer met the required standard of conduct is made by the board of directors, special legal counsel, if there are fewer than two disinterested directors on the board of directors, or by BancPlus’ shareholders. The advancement of expenses is also mandatory under the BancPlus bylaws, provided that the director or officer makes deliveries analogous to those required under the MBCA and such advancement is authorized as provided under the MBCA. Similarly, BancPlus is prohibited from indemnifying a director or officer under the same circumstances as provided in the MBCA. The indemnification and insurance provisions in the BancPlus bylaws are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.

BancPlus also maintains an insurance policy insuring BancPlus and its directors and officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of BancPlus Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant)
4.2	By-laws of BancPlus Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant)
4.3	Specimen Certificate for BancPlus Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant)
5.1	Opinion of Jones Walker LLP (regarding the legality of the securities being registered)
23.1	Consent BKD, LLP
23.2	Consent of Jones Walker LLP
24.1	Power of Attorney (set forth on signature page hereto).
99.1	BancPlus Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4, as amended (File No. 333-188657), of the Registrant).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ridgeland, Mississippi, on June 9, 2020.

BANCPLUS CORPORATION

By:	/s/ William A. Ray
William A. Ray
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Ray and M. Ann Southerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 2020.

Signature	Position

/s/ William A. Ray	President, Chief Executive Officer, and Director
William A. Ray	(Principal Executive Officer)

/s/ M. Ann Southerland	Senior Executive Vice President and Chief Financial Officer
M. Ann Southerland	(Principal Financial Officer)

/s/ Karlen Turbeville	Executive Vice President and Chief Accounting Officer
Karlen Turbeville	(Principal Accounting Officer)

/s/ Randall E. Howard	Director
Randall E. Howard

/s/ B. Bryan Jones III	Director
B. Bryan Jones III

/s/ Kirk A. Graves	Director
Kirk A. Graves

/s/ Kennith W. Helton	Director
Kennith W. Helton

/s/ R. Eason Leake	Director
R. Eason Leake

/s/ Max S. Yates	Director
Max S. Yates

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in, Ridgeland, Mississippi, on June 9, 2020.

BANCPLUS CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(WITH CODE SECTION 401(K) PROVISIONS)

By:	/s/ Lisa McDaniel
Lisa McDaniel
First Vice President & HR Operations Director